Exhibit 99.1
Upstart Announces Fourth Quarter and Full Year 2021 Results

SAN MATEO, Calif. – February 15, 2022 – Upstart Holdings, Inc. (NASDAQ: UPST), a leading artificial intelligence (AI) lending platform, today announced financial results for its fourth quarter and full fiscal year 2021 ended December 31, 2021. Upstart will host a conference call and webcast at 1:30 p.m. Pacific Time today. An earnings presentation and link to the webcast are available at ir.upstart.com. Separately, on February 14, 2022, the board of directors authorized Upstart to repurchase $400 million of its common stock.

“With triple-digit growth and record profits, Q4 was an exceptional finish to a breakout year for Upstart. 2021 will be remembered as the year AI lending came to the forefront, kicking off the most impactful transformation of credit in decades,” said Dave Girouard co-founder and CEO of Upstart. "But AI lending isn’t a one-category phenomenon. I’m also happy to report that, with help from an epic push by our team in the last few weeks of the year, auto loan originations on our platform are now ramping quickly and will provide growth opportunities to Upstart for years to come."

Fourth Quarter 2021 Financial Highlights
•Revenue. Total revenue was $305 million, an increase of 252% from the fourth quarter of 2020. Total fee revenue was $287 million, an increase of 240% year-over-year.

•Transaction Volume and Conversion Rate. Bank partners originated 495,205 loans, totaling $4.1 billion, across our platform in the fourth quarter, up 301% from the same quarter of the prior year. Conversion on rate requests was 24% in the fourth quarter of 2021, up from 17% in the same quarter of the prior year.

•Income from Operations. Income from operations was $60.4 million, up from $10.4 million the prior year.

•Net Income and EPS. GAAP net income was $58.9 million, up from $1.0 million in the fourth quarter of 2020. Adjusted net income was $87.0 million, up from $5.4 million in the same quarter of the prior year. Accordingly, GAAP diluted earnings per share was $0.61, and diluted adjusted earnings per share was $0.89 based on the weighted-average common shares outstanding during the period.

•Contribution Profit. Contribution profit was $149.5 million, up 261% from in the fourth quarter of 2020, with a contribution margin of 52% compared to a 49% contribution margin in the same quarter of the prior year.

•Adjusted EBITDA. Adjusted EBITDA was $91.0 million, up from $15.5 million in the same quarter of the prior year. The fourth quarter 2021 adjusted EBITDA margin was 30% of total revenue, up from 18% in the fourth quarter of 2020.
Full Year 2021 Financial Highlights
•Revenue. Total revenue was $849 million, an increase of 264% from 2020. Total fee revenue was $801 million, an increase of 251% year-over-year.

•Transaction Volume and Conversion Rate. Bank partners originated 1.3 million loans, totaling $11.8 billion, across our platform in 2021, up 338% from the prior year. Conversion on rate requests was 24% 2021, up from 15% in the prior year.

•Income from Operations. Income from operations was $141 million, up from $11.8 million the prior year.

•Net Income and EPS. GAAP net income was $135 million, up from $6.0 million in 2020. Adjusted net income was $224 million, up from $17.5 million in the prior year. Accordingly, GAAP diluted earnings per share was $1.43, and diluted adjusted earnings per share was $2.37 based on the weighted-average common shares outstanding during the period.

•Contribution Profit. Contribution profit was $398 million, up 279% from 2020, with a contribution margin of 50% compared to a 46% contribution margin in the prior year.

•Adjusted EBITDA. Adjusted EBITDA was $232 million, up from $31.5 million in the prior year. Full year 2021 adjusted EBITDA margin was 27% of total revenue, up from 13% in 2020.
Financial Outlook
For the first quarter of 2022, Upstart expects:
•Revenue of $295 to $305 million
•Contribution Margin of approximately 46%
•Net Income of $18 to $22 million
•Adjusted Net Income of $50 to $52 million
•Adjusted EBITDA of $56 to $58 million
•Basic Weighted-Average Share Count of approximately 84.3 million shares
•Diluted Weighted-Average Share Count of approximately 95.9 million shares

For the full year 2022, Upstart expects:
•Revenue of approximately $1.4 billion
•Contribution Margin of approximately 45%
•Adjusted EBITDA of approximately 17%

•Auto Transaction Volume of approximately $1.5 billion

Upstart has not reconciled the forward-looking non-GAAP measures above to comparable forward-looking GAAP measures because of the potential variability and uncertainty of incurring these costs and expenses in the future. Accordingly, a reconciliation is not available without unreasonable effort.

Key Operating Metrics and Non-GAAP Financial Measures
For a description of our key operating measures, please see the section titled “Key Operating Metrics” below.

Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section titled "About Non-GAAP Financial Measures” below.

Conference Call and Webcast
•Live Conference Call and Webcast at 1:30 p.m. PT on February 15, 2022. To access the call in the U.S. and Canada, dial, +1 877-614-0009, conference code 3385320, and outside of the U.S. and Canada, dial +1 313-209-7315, conference code 3385320. A webcast is available at ir.upstart.com.
•Event Replay. To replay the call in the U.S. and Canada, dial +1 888-203-1112 (code 3385320), and outside of the U.S. and Canada, dial +1 719-457-0820 (code 3385320). A call replay is available through February 22, 2022. The webcast will be archived for one year at ir.upstart.com.

About Upstart
Upstart is a leading AI lending platform partnering with banks and credit unions to expand access to affordable credit. By leveraging Upstart's AI platform, Upstart-powered banks and credit unions can have higher approval rates and lower loss rates for every race, ethnicity, age, and gender, while simultaneously delivering the exceptional digital-first lending experience their customers demand. More than two-thirds of Upstart loans are approved instantly and are fully automated. Upstart was founded by ex-Googlers in 2012 and is based in San Mateo, California and Columbus, Ohio.

Press
press@upstart.com

Investors
Jason Schmidt

Vice President, Investor Relations
ir@upstart.com

Forward-Looking Statements
This press release contains forward-looking statements, including but not limited to, statements regarding our outlook for the first quarter and full year of 2022 and regarding auto loan originations providing growth opportunities. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate", "estimate", "expect", "project", "plan", "intend", "target", "aim", "believe", "may", "will", "should", "becoming", "could", "can have", "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements give our current expectations and projections relating to our financial condition; plans; objectives; growth opportunities; assumptions; risks; future performance; business; our share repurchase program and any other investments; and results of operations, including revenue, contribution margin, net income (loss), non-GAAP adjusted net income, adjusted EBITDA, adjusted EBITDA margin, basic weighted-average share count and diluted weighted-average share count. Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. The forward-looking statements included in this press release and on the related teleconference call relate only to events as of the date hereof. Upstart undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.
All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected. More information about factors that could affect our results of operations and risks and uncertainties are provided in our public filings with the Securities and Exchange Commission, copies of which may be obtained by visiting our investor relations website at www.upstart.com or the SEC’s website at www.sec.gov. These risks and uncertainties include, but are not limited to, our ability to sustain our growth rates; the effectiveness of our credit decisioning models and risk management efforts; overall economic conditions; disruptions in the credit markets; our ability to retain existing, and attract new, bank partners and lenders; and our ability to operate successfully in a highly-regulated industry.

Key Operating Metrics
We review a number of operating metrics, including transaction volume, dollars; transaction volume, number of loans; and conversion rate; to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions.
We define “transaction volume, dollars” as the total principal of loans transacted on our platform between a borrower and the originating bank during the period presented. We define “transaction volume, number of loans” as the number of loans facilitated on our platform between a borrower and the originating bank during the period presented. We believe these metrics are good proxies for our overall scale and reach as a platform.
We define “conversion rate” as the number of loans transacted in a period divided by the number of rate inquiries received that we estimate to be legitimate, which we record when a borrower requests a loan offer on our platform. We track this metric to understand the impact of improvements to the efficiency of our borrower funnel on our overall growth. Until June 30, 2021, Conversion Rate considered all rate inquiries received on our platform. In the third quarter of 2021, we experienced a large and coordinated fraud attack. While the attack had no significant impact on our financial results, our borrower funnel conversion metrics were distorted by the volume of unsuccessful attempts to access loans. As a result, we modified our calculation of Conversion Rate to remove what we believe to be fraudulent loan requests from the total number of rate inquiries received to better reflect actual borrower behavior.

About Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we believe the non-GAAP measures of contribution profit (loss), contribution margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income or loss, and adjusted net income or loss per share are useful in evaluating our operating performance. Certain of these non-GAAP measures exclude stock-based compensation and certain payroll tax expense, warrant expenses, depreciation, amortization, and other non-operating expenses. We exclude stock-based compensation and income and expense on warrants and other non-operating expenses because they are non-cash in nature and excluded in order to facilitate comparisons to other companies’ results.

We believe non-GAAP information is useful in evaluating the operating results, ongoing operations, and for internal planning and forecasting purposes. We also believe that non-GAAP financial measures provide consistency and comparability with past financial performance and assist investors with comparing Upstart to other companies, some of which use similar non-GAAP financial measures to supplement their GAAP results. Non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies.

Key limitations of our non-GAAP financial measures include:

•    Contribution Profit is not a GAAP financial measure of, nor does it imply, profitability. Even if our revenue exceeds variable expenses over time, we may not be able to achieve or maintain profitability, and the relationship of revenue to variable expenses is not necessarily indicative of future performance;
•    Contribution Profit does not reflect all of our variable expenses and involves some judgment and discretion around what costs vary directly with loan volume. Other companies that present contribution profit calculate it differently and, therefore, similarly titled measures presented by other companies may not be directly comparable to ours;
•    Although depreciation expense is a non-cash charge, the assets being depreciated may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•    Adjusted EBITDA excludes stock-based compensation expense and certain employer payroll taxes on employee stock transactions. Stock-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy. The amount of employer payroll tax-related expense on employee stock transactions is dependent on our stock price and other factors that are beyond our control and which not correlate to the operation of the business;
•    Adjusted EBITDA does not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) interest expense, or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us; or (3) tax payments that may represent a reduction in cash available to us;
•    The expenses and other items that we exclude in our calculation of Adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from Adjusted EBITDA when they report their operating results.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included below.

UPSTART HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Data)

	December 31,	December 31,
	2020	2021
Assets
Cash	$250,819	$986,608
Restricted cash	60,514	204,633
Loans (at fair value)	78,460	252,477
Notes receivable and residual certificates (at fair value)	19,074	8,288
Property, equipment, and software, net	10,032	24,259
Operating lease right of use assets	18,310	96,118
Non-marketable equity security	—	40,000
Goodwill	—	67,062
Intangible assets, net	—	19,906
Other assets (includes $6,831 and $18,388 at fair value as of December 31, 2020 and December 31, 2021, respectively)	40,046	121,104
Total assets	$477,255	$1,820,455
Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable	$13,775	$6,563
Payable to investors	45,501	107,598
Borrowings	62,626	695,432
Accrued expenses and other liabilities (includes $9,530 and $13,095 at fair value as of December 31, 2020 and December 31, 2021, respectively)	35,669	103,418
Operating lease liabilities	19,432	100,366
Total liabilities	177,003	1,013,377
Stockholders’ equity:
Common stock, $0.0001 par value; 700,000,000 shares authorized; 73,314,026 and 83,659,665, shares issued and outstanding as of December 31, 2020 and December 31, 2021, respectively	7	8
Additional paid-in capital	369,467	740,849
Retained earnings (accumulated deficit)	(69,222)	66,221
Total stockholders’ equity	300,252	807,078
Total liabilities and stockholders’ equity	$477,255	$1,820,455

UPSTART HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS and COMPREHENSIVE INCOME
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2021	2020	2021
Revenue:
Revenue from fees, net	$84,421	$287,387	$228,600	$801,275
Interest income and fair value adjustments, net (a)	2,289	17,461	4,816	47,314
Total revenue	86,710	304,848	233,416	848,589
Operating expenses:
Sales and marketing	34,546	114,815	99,659	333,453
Customer operations	12,789	41,049	37,581	117,579
Engineering and product development	14,151	46,495	38,802	133,999
General, administrative, and other	14,831	42,075	45,609	122,677
Total operating expenses	76,317	244,434	221,651	707,708
Income from operations	10,393	60,414	11,765	140,881
Other income (expense)	52	22	5,549	(5,174)
Expense on warrants and convertible notes, net	(9,047)	(1,169)	(11,364)	(1,976)
Net income before income taxes	1,398	59,267	5,950	133,731
Provision (benefit) for income taxes	371	323	371	(1,712)
Net income before attribution to noncontrolling interests	1,027	58,944	5,579	135,443
Net loss attributable to noncontrolling interests	—	—	(404)	—
Net income attributable to Upstart Holdings, Inc. common stockholders	$1,027	$58,944	$5,983	$135,443

Net income per share attributable to Upstart Holdings, Inc. common stockholders, basic	$—	$0.71	$—	$1.73
Net income per share attributable to Upstart Holdings, Inc. common stockholders, diluted	$—	$0.61	$—	$1.43
Weighted-average number of shares outstanding used in computing net income per share attributable to Upstart Holdings, Inc. common stockholders, basic	26,001,856	82,616,735	17,513,670	78,106,359
Weighted-average number of shares outstanding used in computing net income per share attributable to Upstart Holdings, Inc. common stockholders, diluted	26,001,856	98,804,259	17,513,670	94,772,641

____________
(a) Includes $1,014 from related parties expense and $4,238 of related parties fair value adjustments for the year ended December 31, 2020.

UPSTART HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Year Ended December 31,
	2020	2021
Cash flows from operating activities
Net income before attribution to noncontrolling interests	$5,579	$135,443
Adjustments to reconcile net income to net cash provided by operating activities:
Change in fair value of financial instruments (a)	29,049	(228)
Stock-based compensation	11,513	73,186
Gain on loan servicing arrangements and sale of noncontrolling interests, net	(1,530)	(6,916)
Depreciation and amortization	2,278	7,541
Incentive share expense	787	—
Non-cash interest expense	73	1,983
Net changes in operating assets and liabilities:
Purchase of loans for immediate resale	(2,540,948)	(8,713,476)
Proceeds from immediate resale of loans	2,540,948	8,713,476
Purchase of loans held-for-sale	(116,127)	(219,128)
Principal payments received for loans held-for-sale	18,218	8,659
Net proceeds from sale of loans held-for-sale	47,604	112,569
Other assets	(13,186)	(62,042)
Operating lease liability and right-of-use asset	251	3,126
Accounts payable	7,033	(7,513)
Payable to investors	19,446	62,097
Accrued expenses and other liabilities	4,709	59,576
Net cash provided by operating activities	15,697	168,353

Cash flows from investing activities
Principal payments received for loans held by consolidated securitizations	24,018	—
Net proceeds from sale of loans held-for-investment	97,340	51,403
Principal payments received for loans held-for-investment	15,758	24,532
Principal payments received for notes receivable and repayments of residual certificates	14,665	11,458
Purchase of loans held-for-investment	(9,655)	(159,398)
Purchase of non-marketable equity security	—	(40,000)
Purchase of notes receivable and residual certificates	(4)	—
Purchase of property and equipment	(1,355)	(8,427)
Capitalized software costs	(4,250)	(6,688)
Acquisition, net of cash acquired	—	(16,757)
Net cash (used in) provided by investing activities	136,517	(143,877)

Cash flows from financing activities
Proceeds from initial public offering, net of underwriting discounts and offering costs	159,488	—
Proceeds from secondary offering, net of underwriting discounts, commissions, and offering costs	—	263,931
Proceeds from borrowings	92,057	718,422

UPSTART HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

Payment of debt issuance costs	—	(15,727)
Purchase of capped calls	—	(58,523)
Taxes paid related to net share settlement of equity awards	—	(236)
Payments made on securitization notes and certificates (b)	(26,126)	—
Repayments of borrowings	(148,113)	(71,316)
Distributions made to noncontrolling interests	(622)	—
Proceeds from exercise of convertible preferred stock warrants	6	—
Proceeds from issuance of common stock under employee stock purchase plan	—	4,145
Proceeds from exercise of stock options	2,362	14,736
Net cash provided by financing activities	79,052	855,432
Net increase in cash and restricted cash	231,266	879,908
Cash and restricted cash at beginning of year	80,067	311,333
Cash and restricted cash at end of year	$311,333	$1,191,241
____________
(a) Includes $(4,238) from related parties for the year ended December 31, 2020.
(b) Includes $1,034 paid to related parties for the year ended December 31, 2020.

UPSTART HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2021	2020	2021
Revenue from fees, net	$84,421	$287,387	$228,600	$801,275
Income from operations	10,393	60,414	11,765	140,881
Operating Margin	12%	21%	5%	18%
Sales and marketing, net of borrower acquisition costs(1)	$2,308	$11,364	$7,959	$25,840
Customer operations, net of borrower verification and servicing costs(2)	1,996	6,596	5,769	21,797
Engineering and product development	14,151	46,495	38,802	133,999
General, administrative, and other	14,831	42,075	45,609	122,677
Interest income and fair value adjustments, net	(2,289)	(17,461)	(4,816)	(47,314)
Contribution Profit	$41,390	$149,483	$105,088	$397,880
Contribution Margin	49%	52%	46%	50%
(1)Borrower acquisition costs were $32.2 million and $103.5 million for the three months ended December 31, 2020 and 2021, respectively, and were $91.7 million and $307.6 million for the year ended December 31, 2020 and 2021, respectively. Borrower acquisition costs consist of our sales and marketing expenses adjusted to exclude costs not directly attributable to attracting a new borrower, such as payroll-related expenses for our business development and marketing teams, as well as other operational, brand awareness and marketing activities.
(2)Borrower verification and servicing costs were $10.8 million and $34.5 million for the three months ended December 31, 2020 and 2021, respectively, and were $31.8 million and $95.8 million for the year ended December 31, 2020 and 2021, respectively. Borrower verification and servicing costs consist of payroll and other personnel-related expenses for personnel engaged in loan onboarding, verification and servicing, as well as servicing system costs. It excludes payroll and personnel-related expenses and stock-based compensation for certain members of our customer operations team whose work is not directly attributable to onboarding and servicing loans.

UPSTART HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2021	2020	2021
Total revenue	$86,710	$304,848	$233,416	$848,589
Net income attributable to Upstart Holdings, Inc. common stockholders	1,027	58,944	5,983	135,443
Net Income Margin	1%	19%	3%	16%
Adjusted to exclude the following:
Stock-based compensation and certain payroll tax expenses(1)	$4,411	$28,013	$11,513	$87,461
Depreciation and amortization	647	2,557	2,278	7,541
Expense on warrants and convertible notes, net(2)	9,047	1,169	11,364	1,976
Provision for income taxes	371	323	371	(1,712)
Acquisition-related costs	—	—	—	1,237
Adjusted EBITDA	$15,503	$91,006	$31,509	$231,946
Adjusted EBITDA Margin	18%	30%	13%	27%
(1)In 2021, we began excluding the amount of employer payroll tax-related expense on employee stock transactions, as the amount is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of our business.
(2)Consists of fair value adjustments to our warrant liability for the three months ended December 31, 2020 and year ended December 31, 2020 and interest expense for all years presented.

UPSTART HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2021	2020	2021
Net income attributable to Upstart Holdings, Inc. common stockholders	$1,027	$58,944	$5,983	$135,443
Adjusted to exclude the following:
Stock-based compensation and certain payroll tax expenses(1)	4,411	28,013	11,513	87,461
Acquisition-related costs	—	—	—	1,237
Adjusted Net Income	$5,438	$86,957	$17,496	$224,141
Net income per share:
Basic	$—	$0.71	$—	$1.73
Diluted	$—	$0.61	$—	$1.43
Adjusted Net Income per Share:
Basic	$0.21	$1.05	$1.00	$2.87
Diluted	$0.07	$0.89	$0.23	$2.37
Weighted-average common shares outstanding:
Basic	26,001,856	82,616,735	17,513,670	78,106,359
Diluted	80,275,422	98,804,259	76,098,275	94,772,641
(1)In 2021, we began excluding the amount of employer payroll tax-related expense on employee stock transactions, as the amount is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of our business